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        [LETTERHEAD OF DELOITTE TOUCHE TOHMATSU BRIGHTMAN ALMAGOR & CO.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants of RENAISSANCE INVESTMENT CO . LTD., we hereby consent to the incorporation of our report included in Form 10K, into the Company's previously Filed Registration Statement File No. 33-51023, and No. 55137.

/s/ Brightman, Almagor & Co.

BRIGHTMAN, ALMAGOR & CO.
Certified Public Accountants

Date: March 25, 1999